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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2006, except as to the last paragraph of Note 20 which is as of May 31, 2006, relating to the combined financial statements of Verigy Ltd. (the "Company"), a business segment of Agilent Technologies, Inc., which appears in the Company's Amendment No. 7 to the Registration Statement on Form S-1 (File No. 333-132291) filed on June 12, 2006.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers San Jose, California June 12, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM